EXHIBIT (23)-1

                         Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Non-Executive Stock Option Plan of HEALTHSOUTH Corporation of our report dated March 12, 2002, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP


Birmingham, Alabama
June 25, 2002